                             PARTICIPATION AGREEMENT

                                      AMONG

                    SECURITY BENEFIT LIFE INSURANCE COMPANY,

                            CALAMOS INVESTMENT TRUST,

                                       AND

                         CALAMOS ASSET MANAGEMENT, INC.

         THIS  AGREEMENT,  dated as of the 1st day of July,  2001,  by and among
Security Benefit Life Insurance Company, (the "Company"), a stock life insurance company  organized under the laws of the State of Kansas,  on its own behalf and on behalf of each segregated  asset account of the Company set forth on Schedule
A hereto,  as may be  amended  from time to time  (each an  "Account"),  Calamos
Investment Trust (the "Fund"), a Massachusetts business trust, and Calamos Asset
Management, Inc. (the "Adviser"), an Illinois Corporation.

         WHEREAS, the shares of beneficial interest/common stock of the Fund are divided  into  several  series of shares,  each  representing  the interest in a
particular   managed   portfolio  of   securities   and  other  assets  (each  a
"Portfolio"); and

         WHEREAS,  the Fund is registered as an open-end  management  investment company under the Investment  Company Act of 1940 (the "1940 Act") and shares of the Portfolios are registered  under the Securities Act of 1933, as amended (the
"1933 Act"); and

         WHEREAS,  the Adviser,  which serves as investment adviser to the Fund, is duly registered as an investment adviser under the Investment Advisers Act of
1940, as amended; and

         WHEREAS,  the Company has issued or will issue certain variable annuity contracts  supported wholly or partially by the Account (the  "Contracts"),  and said  Contracts are listed in Schedule A hereto,  as it may be amended from time to time by mutual written agreement; and

         WHEREAS, the Account is duly established and maintained as a segregated asset  account,  duly  established  by the  Company,  on the date shown for such
Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and

         WHEREAS,  the  Company  intends to  purchase  shares in the  Portfolios listed in  Schedule A hereto,  as it may be amended  from time to time by mutual written  agreement (the  "Designated  Portfolios"),  on behalf of the Account to fund the aforesaid Contracts;

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Adviser agree as follows:

ARTICLE I.  SALE OF FUND SHARES

            1.1. Subject to Article IX hereof, the Fund agrees to make available to the Company for purchase on behalf of the Account,  shares of the  Designated
Portfolios,  such purchases to be effected at net asset value in accordance with
Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Portfolios
(other  than  those  listed  on  Schedule  A) in  existence  now or that  may be established in the future will be made available to the Company only as the Fund may so provide,  and (ii) the Board of Trustees  of the Fund (the  "Board")  may
suspend or terminate the offering of shares of any Designated Portfolio or class thereof,  if such action is required by law or by regulatory  authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary  duties under federal and any  applicable  state laws, suspension  or  termination  is  necessary  and in  the  best  interests  of the shareholders of such Designated Portfolio.

            1.2. The Fund shall redeem,  at the Company's  request,  any full or fractional  Designated  Portfolio  shares  held by the  Company on behalf of the
Account,  such  redemptions to be effected at net asset value in accordance with
Section 1.3 of this Agreement. Notwithstanding the foregoing, the Fund may delay redemption of Fund shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

            1.3. PURCHASE AND REDEMPTION PROCEDURES

                 (a) The Fund  hereby  appoints  the  Company as an agent of the
Fund for the limited purpose of receiving and accepting  purchase and redemption requests on behalf of the Account  (but not with respect to any Fund shares that may be  held  in the  general  account  of the  Company)  for  shares  of  those
Designated Portfolios made available hereunder,  based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the  Contracts or the Account.  Receipt and  acceptance  of any such request (or relevant transactional information therefor) on any day the New York
Stock  Exchange  is  open  for  trading  and on  which  a  Designated  Portfolio calculates  its net asset value (a "Business  Day") pursuant to the rules of the
Securities and Exchange Commission ("SEC"), by the Company as such limited agent of the Fund  prior to the time as of which  the Fund  calculates  its net  asset value for that day as described from time to time in the Fund's prospectus shall constitute  receipt and  acceptance  by the  Designated  Portfolio  on that same
Business Day,  provided  that the Fund  receives  notice of such request by 9:30
a.m. Eastern Time on the next following Business Day.

                 (b) The  Company  shall  pay  for  shares  of  each  Designated
Portfolio  on the same  Business  Day that it  notifies  the Fund of a  purchase request for such shares.  Payment for Designated  Portfolio shares shall be made in federal funds  transmitted to the Fund or other designated  person by wire to be received by 3:00 p.m.  Eastern  Time on the Business Day the Fund is notified of the  purchase  request  for  Designated  Portfolio  shares  (unless  the Fund determines  and so advises the Company that  sufficient  proceeds are  available from redemption of shares of other Designated  Portfolios  effected  pursuant to redemption  requests tendered by the Company on behalf of the Account, or unless the Fund  otherwise  determines  and so advises the Company to delay the date of payment,  to the extent the Fund may do so under the 1940 Act). If federal funds are not received on time, such funds will be invested,  and Designated Portfolio shares purchased  thereby will be issued, as soon as practicable and the Company shall  promptly,  upon the Fund's  request,  reimburse the Fund for any charges, costs, fees,  interest or other expenses incurred by the Fund in connection with any  advances  to, or  borrowing  or  overdrafts  by, the Fund,  or any  similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such  purchase  request.  Upon  receipt of federal  funds so wired, such funds shall cease to be the  responsibility of the Company and shall become the responsibility of the Fund.

                 (c) Payment for  Designated  Portfolio  shares  redeemed by the
Account or the Company shall be made by the Fund in federal funds transmitted by wire to the Company or any other designated person by 3 p.m. Eastern Time on the same Business Day the Fund is properly  notified of the redemption order of such shares (unless  redemption  proceeds are to be applied to the purchase of shares of other  Designated  Portfolios  in  accordance  with  Section  1.3(b)  of this
Agreement),  except  that the Fund  reserves  the  right  to  delay  payment  of redemption  proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder,  and in accordance with the procedures and policies of the Fund as described in the then-current prospectus.

                 (d) Any purchase or redemption request for Designated Portfolio shares held or to be held in the Company's  general account shall be effected at the net asset  value per share  next  determined  after the Fund's  receipt  and acceptance of such request,  provided  that, in the case of a purchase  request, payment for Fund shares so  requested  is received by the Fund in federal  funds prior to close of business for determination of such value, as defined from time to time in the Fund's prospectus.

            1.4. The Fund shall use its best efforts to make the net asset value per share for each  Designated  Portfolio  available to the Company by 6:30 p.m.
Eastern  Time  each  Business  Day,  and in any  event,  as soon  as  reasonably practicable after the net asset value per share for such Designated Portfolio is calculated,  and shall  calculate  such net asset value in  accordance  with the
Fund's  prospectus.  If the Fund provides the Company with materially  incorrect share net asset value information,  the Company on behalf of the Account,  shall be entitled to an  adjustment  to the number of shares  purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of the net asset value per share,  dividend or capital gain information shall be reported  promptly to the  Company  upon  discovery.  In the event that any such material  error is the  result  of the  gross  negligence  of the  Fund,  or its designated  agent for calculating  the net asset value,  any  administrative  or other costs or losses incurred for correcting underlying Contract owner accounts shall be at the Adviser's expense.

            1.5. The Fund shall furnish notice (by wire or telephone followed by written  confirmation)  to the Company as soon as reasonably  practicable of any income  dividends  or  capital  gain  distributions  payable  on any  Designated
Portfolio  shares,  but in no event  later  than 6:30 p.m.  Eastern  Time on the payable date.  The Company,  on its behalf and on behalf of the Account,  hereby elects to receive all such  dividends  and  distributions  as are payable on any
Designated  Portfolio shares in the form of additional shares of that Designated
Portfolio.  The Company  reserves the right,  on its behalf and on behalf of the
Account,  to revoke this election and to receive all such  dividends and capital gain  distributions  in cash. The Fund shall notify the Company  promptly of the number of Designated Portfolio shares so issued as payment of such dividends and distributions.

            1.6.  Issuance  and  transfer of Fund shares  shall be by book entry only.  Share  certificates  will not be issued to the  Company  or the  Account.
Purchase  and  redemption  orders  for  Fund  shares  shall  be  recorded  in an appropriate ledger for the Account or the appropriate subaccount of the Account.

            1.7.  (a)  The  parties  hereto  acknowledge  that  the  arrangement contemplated  by this Agreement is not exclusive;  the Fund's shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

                 (b) The Company shall not,  without prior notice to the Adviser
(unless  otherwise  required by applicable  law), take any action to operate the
Account as a management investment company under the 1940 Act.

                 (c) The Company shall not,  without prior notice to the Adviser
(unless otherwise  required by applicable law), induce Contract owners to change or modify the Fund or change the Fund's investment adviser.

                 (d) The Company  shall not,  without  prior notice to the Fund, induce Contract owners to vote on any matter submitted for  consideration by the shareholders of the Fund in a manner other than as recommended by the Board.

            1.8 The Company  acknowledges  that shares of the Fund are currently sold,  and will  continue to be sold, to the general  public;  and that the Fund will not limit  the  purchase  of the  shares to  insurance  companies  offering variable life or variable annuity contracts or other tax-qualified entities.

            1.9 The parties may agree, in lieu of the procedures set forth above in this Article 1, to place and settle trades for Fund shares through a clearing corporation.  In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.

ARTICLE II.  REPRESENTATIONS AND WARRANTIES

            2.1. The Company represents and warrants that the Contracts (a) are, or prior to  issuance  will be,  registered  under the 1933 Act,  or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered  exclusively in  transactions  that are properly  exempt from registration  under the 1933 Act. The Company  further  represents  and warrants that the  Contracts  will be  issued  and  sold in  compliance  in all  material respects  with all  applicable  federal  securities  and  state  securities  and insurance  laws.  The Company  further  represents  and  warrants  that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account as a segregated asset account under Kansas  insurance  laws,  and that it (a) has  registered or, prior to any issuance  or  sale  of  the  Contracts,  will  register  the  Account  as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated  investment  account for the Contracts,  or alternatively (b) has not registered the Account in proper  reliance upon an exclusion  from  registration under the 1940 Act.

            2.2. The Fund  represents  and warrants  that  Designated  Portfolio shares sold pursuant to this Agreement  shall be registered  under the 1933 Act, shall be duly  authorized  for issuance and sold in compliance  with  applicable state  and  federal  securities  laws  and that  the  Fund is and  shall  remain registered under the 1940 Act. The Fund shall amend the  registration  statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to  effect  the  continuous  offering  of its  shares.  The Fund  shall register  and  qualify  the shares for sale in  accordance  with the laws of the various states only if and to the extent deemed advisable by the Fund.

            2.3. The Fund represents  that it is lawfully  organized and validly existing under the laws of the  Commonwealth of  Massachusetts  and that it does and will comply in all material respects with the 1940 Act.

            2.4. The Adviser represents and warrants that it is registered as an investment adviser with the SEC.

            2.5.  The Fund and the Adviser  represent  and  warrant  that all of their trustees/directors, officers, employees, and other individuals or entities dealing with the money and/or  securities of the Fund are and shall  continue to be at all times covered by a blanket  fidelity bond or similar  coverage for the benefit of the Fund in an amount not less than the minimum  coverage as required currently  by  Rule  17g-1  of the  1940  Act or  related  provisions  as may be promulgated  from time to time.  The aforesaid  bond shall include  coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

            2.6. The Company  represents and warrants that all of its directors, officers,  employees, and other  individuals/entities  employed or controlled by the Company dealing with the money and/or  securities of the Account are covered by a blanket  fidelity bond or similar  coverage for the benefit of the Account, in an amount not less than $5 million.  The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

ARTICLE III.  PROSPECTUSES AND PROXY STATEMENTS; VOTING

            3.1. The Fund shall provide the Company with as many printed  copies of the current prospectus,  current Statement of Additional Information ("SAI"), supplements, and annual or semi-annual reports of each Designated Portfolio (for distribution  to  Contract  owners  with  value  allocated  to  such  Designated
Portfolios)  as the  Company  may  reasonably  request to  deliver  to  existing
Contract  owners.  If requested by the Company in lieu  thereof,  the Fund shall provide such documents (including a "camera-ready" copy of such documents as set in type, a diskette in the form sent to the financial printer,  or an electronic copy of the documents in a format suitable for posting on the Company's website, all as the Company  may  reasonably  request)  and such other  assistance  as is reasonably  necessary  in order  for the  Company  to have  prospectuses,  SAIs, supplements  and annual or  semi-annual  reports for the  Contracts and the Fund printed  together in a single  document or posted on the  Company's  web-site or printed  individually by the Company if it so chooses.  The expenses  associated with printing and providing such documentation  shall be as set forth in Article
V.

            3.2. The Fund's  prospectus shall state that the current SAI for the
Fund is available.

            3.3. The Fund shall provide the Company with  information  regarding the Fund's expenses,  which  information may include a table of fees and related narrative  disclosure  for use in any prospectus or other  descriptive  document relating to a Contract.  The  Company  agrees that it will use such  information substantially  in the form  provided.  The Company  shall  provide prior written notice of any  proposed  modification  of such  information,  which  notice will describe the manner in which the Company proposes to modify the information, and agrees  that it may not modify  such  information  in any way  without the prior consent of the Fund, which consent shall not be unreasonably withheld.

            3.4. The Fund will pay or cause to be paid the  expenses  associated with text composition,  printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies related to the Fund, consistent with applicable provisions of the 1940 Act.

            3.5. When the Fund submits  proposals to  shareholders,  the Company shall, so long as, and to the extent the SEC continues to interpret the 1940 Act to require  pass-through voting privileges for variable contract owners,  follow one of the two procedures outlined below:

                 (a) If the Company  chooses to solicit  Contract owners itself, it shall:

                      (i)  solicit  voting   instructions   from  owners  of  or
            participants in the Contract;

                      (ii) vote the Fund shares in accordance with  instructions received from owners of or participants in the Contract; and

                      (iii) vote Fund shares for which no instructions have been received  in the same  proportion  as Fund  shares  of such Fund for which instructions have been received.

                 (b) If the  Company  chooses  to work  with  the  Fund's  proxy service provider, the Company shall provide a list of Contract owners with value allocated  to a  Designated  Portfolio  as of the record date to the Fund or its agent in order to facilitate the Fund's solicitation of voting instructions from
Contract  owners.  The Company shall also provide such other  information to the
Fund as is reasonably necessary in order for the Fund to properly tabulate votes for Fund initiated proxies.

The Company  reserves the right to vote Fund shares held in any segregated asset account in its own right, as well as any shares held in its general account,  in each case, to the extent permitted by law.

ARTICLE IV.  SALES MATERIAL AND INFORMATION

            4.1. The Company shall furnish,  or shall cause to be furnished,  to the Fund or its designee,  each piece of sales  literature or other  promotional material  that  the  Company  develops  and in which  the Fund (or a  Designated
Portfolio thereof) or the Adviser is named. No such material shall be used until approved by the Fund or its designee, and the Fund will use its best efforts for it or its  designee  to review such sales  literature  or  promotional  material within five (5) Business  Days after receipt of such  material.  The Fund or its designee  reserves the right to  reasonably  object to the  continued use of any such sales  literature  or other  promotional  material  in which the Fund (or a
Designated  Portfolio  thereof)  or the Adviser is named,  and no such  material shall be used if the Fund or its designee so objects.

            4.2.  The  Company  shall  not  give  any  information  or make  any representations  or statements  on behalf of the Fund or concerning  the Fund or the  Adviser  in  connection  with  the  sale of the  Contracts  other  than the information  or  representations  contained  in the  registration  statement  or prospectus  or SAI for the  Fund  shares,  as such  registration  statement  and prospectus  or SAI may be  amended  or  supplemented  from  time to time,  or in reports  or proxy  statements  for the  Fund,  or in sales  literature  or other promotional  material  approved  by the Fund or its  designee,  except  with the permission of the Fund or its designee.

            4.3. The Fund and the Adviser, or their designee,  shall furnish, or cause to be furnished,  to the Company,  each piece of sales literature or other promotional  material  that it  develops  and in which the  Company,  and/or the
Account, is named. No such material shall be used until approved by the Company, and the Company  will use its best  efforts to review such sales  literature  or promotional  material  within  five (5)  Business  Days  after  receipt  of such material.  The Company reserves the right to reasonably  object to the continued
use of any such sales  literature  or other  promotional  material  in which the
Company  and/or its Account is named,  and no such material shall be used if the
Company so objects.

            4.4.  The  Fund  shall  not  give  any   information   or  make  any
representations on behalf of the Company or concerning the Company, the Account, or the Contracts  other than the information or  representations  contained in a registration statement,  prospectus (which shall include an offering memorandum, if any,  if the  Contracts  issued by the Company or  interests  therein are not registered under the 1933 Act), or SAI for the Contracts,  as such  registration statement,  prospectus, or SAI may be amended or supplemented from time to time, or in  published  reports  for the  Account  which are in the  public  domain or approved  by the  Company  for  distribution  to  Contract  owners,  or in sales literature or other promotional  material  approved by the Company,  except with the permission of the Company.

            4.5. The Fund will provide to the Company at least one complete copy of all registration  statements,  prospectuses,  SAIs,  shareholder reports, and proxy statements as currently in effect, and all amendments to any of the above, that relate to the  Designated  Portfolios or their shares,  promptly  after the filing of such document(s) with the SEC or other regulatory authorities.

            4.6. The Company will provide to the Fund at least one complete copy of all registration  statements,  prospectuses  (which shall include an offering memorandum,  if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports,  solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions,  requests for no-action  letters,  and all  amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Fund and the Adviser any  complaints  received  from the Contract owners pertaining to the Fund or a Designated Portfolio.

            4.7.  The Fund will  provide the  Company  with as much notice as is reasonably  practicable of any proxy solicitation for any Designated  Portfolio, and of any material change in the Fund's  registration  statement,  particularly any change resulting in a change to the registration statement or prospectus for any Account.  The Fund will work with the Company so as to enable the Company to solicit  proxies from Contract  owners,  or to make changes to its prospectus or registration statement, in an orderly manner.

ARTICLE V.  FEES AND EXPENSES

            5.1. The Fund shall pay no fee or other  compensation to the Company under this Agreement.

            5.2. All  expenses  incident to  performance  by the Fund under this
Agreement  shall  be paid by the  Fund.  The Fund  shall  see to it that all its shares are registered and authorized for issuance in accordance  with applicable federal  law  and,  if  and to the  extent  deemed  advisable  by the  Fund,  in accordance with  applicable  state laws prior to their sale. The Fund shall bear the  expenses  for the cost of  registration  and  qualification  of the  Fund's shares,  preparation  and  filing  of the  Fund's  prospectus  and  registration statement,  proxy  materials and reports,  setting the prospectus and reports to shareholders  in type,  setting in type and  printing the proxy  materials,  the preparation of all statements and notices  required by any federal or state law, and all taxes on the issuance or transfer of the Fund's  shares.  The Fund shall bear the  expenses  of  distributing  the Fund's  proxy  materials  to  existing
Contract owners as well as the costs associated with vote  tabulation.  The Fund shall bear the expenses  associated  with Fund initiated  proxies  regardless of which procedure is followed by the Company in Section 3.5.

            5.3. The Company shall bear the expense of printing and distributing
Fund prospectuses  (whether for existing Contract owners or prospective Contract
owners)   and  for   distributing   reports   to   shareholders   (whether   for
existingContract  owners or prospective Contract owners). The Company shall bear the expense of printing  copies of the prospectus for the Contracts for use with current and prospective Contract owners, and the Company shall bear the expenses incident  to  (including  the  costs of  printing)  sales  literature  and other promotional  material  that the  Company  develops  and in which  the Fund (or a
Designated Portfolio thereof) is named.

ARTICLE VI.  QUALIFICATION

            The  Fund  represents  and  warrants  that  it  has  qualified  as a regulated  investment company under Subchapter M of the Internal Revenue Code of
1986, as amended (the "Internal  Revenue  Code,") and that it will maintain such qualification  (under  Subchapter M or any successor or similar  provisions) and that it will notify the Company  immediately  upon having a reasonable basis for believing  that it has  ceased to so  qualify or that it might not so qualify in the future.

ARTICLE VII.  INDEMNIFICATION

           7.1.  INDEMNIFICATION BY THE COMPANY

                 (a) The Company  agrees to indemnify  and hold harmless each of the Fund and the Adviser and each of its  trustees/directors  and officers,  and each person,  if any,  who  controls  the Fund or Adviser  within the meaning of
Section 15 of the 1933 Act or who is under  common  control with the Fund or the
Adviser  (collectively,  the "Indemnified  Parties" for purposes of this Section
7.1) against any and all losses, claims, damages, liabilities (including amounts paid in  settlement  with the  written  consent of the  Company)  or  litigation
(including  legal and other  expenses),  to which the  Indemnified  Parties  may become  subject  under any statute or  regulation,  at common law or  otherwise, insofar as such losses, claims, damages,  liabilities or expenses (or actions in respect thereof) or settlements:

                      (i) arise out of or are based upon any untrue statement or alleged  untrue  statements  of any material  fact  contained in the registration  statement,  prospectus  (which shall include a written description  of a  Contract  that is not  registered  under the 1933
            Act),  or SAI for the  Contracts or  contained  in the  Contracts or sales  literature  for the Contracts (or any amendment or supplement to any of the  foregoing),  or arise  out of or are  based  upon the omission or the alleged  omission to state  therein a material  fact required to be stated  therein or necessary  to make the  statements therein not  misleading,  provided that this  agreement to indemnify shall not apply as to any  Indemnified  Party if such  statement  or omission or such alleged  statement or omission was made in reliance upon and in conformity with information  furnished to the Company by or on behalf of the Fund or the Adviser for use in the  registration statement,  prospectus  or SAI for the Contracts or in the Contracts or sales  literature  (or any amendment or  supplement) or otherwise for use in connection with the sale of the Contracts, or

                      (ii)  arise  out  of  or  as a  result  of  statements  or
            representations   by  or  on  behalf  of  the  Company  (other  than
            statements  or   representations   contained  in  the   registration
            statement,  prospectus,  SAI,  or sales  literature  of the Fund not supplied  by the Company or persons  under its  control) or wrongful conduct of the Company or its agents or persons  under the Company's authorization  or control,  with respect to the sale or distribution of the Contracts, or

                      (iii) arise out of any untrue  statement or alleged untrue statement of a material fact contained in a registration  statement, prospectus,  SAI, or sales  literature  of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state  therein a  material  fact  required  to be stated  therein or necessary to make the  statements  therein not  misleading if such a
            statement  or  omission  was  made  in  reliance  upon   information
            furnished to the Fund by or on behalf of the Company; or

                      (iv)  arise as a result  of any  material  failure  by the
            Company to provide the services and furnish the materials  under the terms of this Agreement; or

                      (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result  from any  other  material  breach of this
            Agreement by the Company;

as limited by and in accordance with the provisions of Sections 7.1(b)and 7.1(c)
hereof.

                 (b) The Company shall not be liable under this  indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an  Indemnified  Party  would  otherwise  be  subject by reason of such
Indemnified Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such Indemnified  Party's duties or by reason of such Indemnified
Party's reckless disregard of its obligations or duties under this Agreement.

                 (c) The Company shall not be liable under this  indemnification provision  with  respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party shall have  notified  the  Company in writing  within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the  Indemnified  Party  against whom such action is brought  otherwise  than on account of this  indemnification  provision.  In case any such action is brought against an Indemnified  Party, the Company shall be entitled to participate,  at its own  expense,  in the  defense of such  action.  The  Company  also shall be entitled to assume the defense thereof, with counsel reasonably  satisfactory to the party  named in the action.  After  notice from the Company to such party of the Company's  election to assume the defense  thereof,  the  Indemnified  Party shall bear the fees and expenses of any additional  counsel  retained by it, and the Company will not be liable to such party under this  Agreement for any legal
or  other  expenses   subsequently  incurred  by  such  party  independently  in
connection   with  the  defense   thereof   other  than   reasonable   costs  of
investigation.

                 (d) The Indemnified Parties will promptly notify the Company of the  commencement  of any litigation or  proceedings  against them in connection with the issuance or sale of the Fund shares or the  Contracts or the  operation of the Fund.

            7.2. INDEMNIFICATION BY THE ADVISER

                 (a) The  Adviser  agrees to  indemnify  and hold  harmless  the
Company and each of its  directors  and officers  and each  person,  if any, who controls  the  Company  within  the  meaning  of  Section  15 of  the  1933  Act
(collectively,  the  "Indemnified  Parties"  for  purposes of this  Section 7.2)
against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation  (including legal and other  expenses) to which the  Indemnified  Parties may become subject under any statute or  regulation,  at common law or  otherwise,  insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof)
or settlements:

                      (i) arise out of or are based upon any untrue statement or alleged  untrue  statement  of any  material  fact  contained in the registration  statement or prospectus or SAI or sales  literature of the Fund (or any amendment or  supplement to any of the  foregoing), or arise  out of or are  based  upon  the  omission  or the  alleged omission  to state  therein a material  fact  required  to be stated
            therein or necessary to make the statements  therein not misleading, provided that this agreement to indemnify  shall not apply as to any
            Indemnified  Party if such  statement  or omission  or such  alleged statement  or omission was made in reliance  upon and in  conformity with information furnished to the Adviser or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement)
            or otherwise for use in connection with the sale of the Contracts or
            Fund shares; or

                      (ii)  arise  out  of  or  as a  result  of  statements  or representations  by or on behalf of the Fund or the  Adviser  (other than  statements or  representations  contained in the  registration statement, prospectus, SAI or sales literature for the Contracts not supplied  by the Fund or the  Adviser)  or  wrongful  conduct of the
            Adviser or the Fund with respect to the sale or  distribution of the
            Contracts or Fund shares; or

                      (iii) arise out of any untrue  statement or alleged untrue statement of a material fact contained in a registration  statement, prospectus,  SAI or sales literature covering the Contracts,  or any amendment thereof or supplement  thereto, or the omission or alleged omission  to state  therein a material  fact  required  to be stated
            therein or necessary to make the statement or statements therein not misleading,  if such statement or omission was made in reliance upon information  furnished to the Company by or on behalf of the Adviser or the Fund; or

                      (iv)  arise as a result of any  failure by the Fund or the
            Adviser to provide the services and furnish the materials  under the terms of this  Agreement  (including a failure of the Fund,  whether unintentional  or in good  faith or  otherwise,  to comply  with the diversification  and other qualification  requirements  specified in
            Article VI of this Agreement); or

                      (v) arise out of or result from any material breach of any representation  and/or  warranty made by or on behalf of the Adviser or the Fund in this  Agreement  or arise out of or  result  from any other  material  breach  of this  Agreement  by or on  behalf of the
            Adviser or the Fund;

as limited by and in accordance with the provisions of Sections 7.2(b)and 7.2(c)
hereof.

                 (b) The Adviser shall not be liable under this  indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an  Indemnified  Party  would  otherwise  be  subject by reason of such
Indemnified Party's willful  misfeasance,  bad faith, or gross negligence in the performance or such Indemnified  Party's duties or by reason of such Indemnified
Party's reckless  disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

                 (c) The Adviser shall not be liable under this  indemnification provision  with  respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party shall have  notified  the  Adviser in writing  within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the  Indemnified  Party  against whom such action is brought  otherwise  than on account of this  indemnification  provision.  In case any such action is brought against the Indemnified  Party, the Adviser will be entitled to participate,  at its own expense,  in the defense thereof.  The Adviser also shall be entitled to assume the defense thereof,  with counsel  reasonably  satisfactory to the party named  in the  action.  After  notice  from  the  Adviser  to such  party of the
Adviser's  election to assume the defense thereof,  the Indemnified  Party shall bear the fees and  expenses of any  additional  counsel  retained by it, and the
Adviser will not be liable to such party under this  Agreement  for any legal or other expenses  subsequently  incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                 (d) The  Company  agrees  promptly to notify the Adviser of the commencement of any litigation or proceedings  against it or any of its officers or directors  in  connection  with the issuance or sale of the  Contracts or the operation of the Account.

ARTICLE VIII.  APPLICABLE LAW

            8.1. This  Agreement  shall be construed and the  provisions  hereof interpreted  under  and in  accordance  with  the laws of the  State of  Kansas, without regard to the conflict of laws provisions thereof.

            8.2. This  Agreement  shall be subject to the provisions of the 1933 and 1940 Acts as well as the Exchange Act of 1934, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant,  and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX.  TERMINATION

            9.1. This  Agreement  shall  continue in full force and effect until the first to occur of:

                 (a)  termination  by any party,  for any reason with respect to some or all  Designated  Portfolios,  by six (6) months  advance  written notice delivered to the other parties; or

                 (b)  termination  by the Company by written notice to the other parties based upon the Company's  determination  that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

                 (c)  termination  by the Company by written notice to the other parties  in  the  event  any  of  the  Designated  Portfolio's  shares  are  not registered,  issued or sold in accordance with  applicable  state and/or federal law or such law  precludes the use of such shares as the  underlying  investment media of the Contracts issued or to be issued by the Company; or

                 (d) termination by the Fund or Adviser in the event that formal administrative  proceedings  are instituted  against the Company by the National
Association  of Securities  Dealers,  Inc. (the "NASD"),  the SEC, the Insurance
Commissioner  or  like  official  of any  state  or any  other  regulatory  body regarding  the Company's  duties under this  Agreement or related to the sale of the Contracts,  the operation of any Account,  or the purchase of the Designated
Portfolios' shares;  provided,  however,  that the Fund or Adviser determines in its  sole  judgment  exercised  in good  faith,  that  any  such  administrative proceedings  may have a material  adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

                 (e)  termination  by the  Company  in  the  event  that  formal administrative proceedings are instituted against the Fund or Adviser by the SEC or any state  securities  department  or any other  regulatory  body;  provided, however,  that the Company  determines  in its sole  judgment  exercised in good faith,  that any such  administrative  proceedings  may have a material  adverse effect upon the ability of the Fund or Adviser to perform its obligations  under this Agreement; or

                 (f)  termination  by the Company by written notice to the other parties  in the event  that any  Designated  Portfolio  ceases to  qualify  as a regulated  investment company under Subchapter M of the Internal Revenue Code of
1986, or if the Company reasonably  believes that any such Portfolio may fail to so qualify or comply; or

                 (g)  termination  by either the Fund or the  Adviser by written notice to the other  parties,  if either  one or both the Fund and the  Adviser, respectively,  shall determine,  in their sole judgment exercised in good faith, that the  Company  has  suffered  a  material  adverse  change in its  business, operations,  financial condition,  or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                 (h)  termination  by the Company by written notice to the other parties, if the Company shall determine,  in its sole judgment exercised in good faith,  that the Fund or the Adviser has suffered a material  adverse  change in its business,  operations,  financial  condition or prospects  since the date of this Agreement or is the subject of material adverse publicity; or

                 (i)  termination  by the Company upon any  substitution  of the shares  of  another  investment  company  or  series  thereof  for  shares  of a
Designated  Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the
Fund and Adviser of the date of substitution.

            9.2. Notwithstanding any termination of this Agreement, the Fund and the Adviser  shall,  at the option of the  Company,  continue to make  available additional  shares of the Fund  pursuant  to the terms  and  conditions  of this
Agreement,  for all Contracts in effect on the effective  date of termination of this Agreement  (hereinafter  referred to as "Existing  Contracts"),  unless the
Company  seeks an order  pursuant to Section 26(b) of the 1940 Act to permit the substitution  of other  securities for the shares of the Designated  Portfolios.
Specifically,  the  owners  of  the  Existing  Contracts  may  be  permitted  to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional  purchase  payments under the Existing
Contracts (subject to any such election by the Company).

            9.3. Notwithstanding any termination of this Agreement, each party's obligation under Article VII to indemnify the other parties shall survive.

ARTICLE X.  NOTICES

            Any notice shall be  sufficiently  given when sent by  registered or certified  mail to the other  party at the address of such party set forth below or at such other  address as such party may from time to time specify in writing to the other party.

         If to the Company:       Security Benefit Life Insurance Company
                                  Attention General Counsel
                                  700 SW Harrison
                                  Topeka, Kansas 66636 - 0001

         If to the Fund:          Calamos Investment Trust
                                  Attention:  Secretary
                                  1111 East Warrenville Road
                                  Naperville, Illinois 60563

         If to Adviser:           Calamos Asset Management, Inc.
                                  Attention:  General Counsel
                                  1111 East Warrenville Road
                                  Naperville, Illinois 60563

ARTICLE XI.  MISCELLANEOUS

            11.1. A copy of the declaration of trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts. All persons dealing with the
Fund must look solely to the property of the  respective  Designated  Portfolios listed on  Schedule  A hereto  as though  each  such  Designated  Portfolio  had separately  contracted  with the Company and the Adviser for the  enforcement of any claims against the Fund. The parties agree that neither the Board, officers,
agents  or   shareholders   of  the  Fund  assume  any  personal   liability  or
responsibility for obligations entered into by or on behalf of the Fund.

            11.2.  Subject to the  requirements  of legal process and regulatory authority,  the Fund and the Adviser shall treat as  confidential  the names and addresses of the owners of the Contracts. Each party shall treat as confidential all  information  reasonably  identified as confidential in writing by any other party hereto and,  except as permitted by this  Agreement,  shall not  disclose, disseminate or utilize such  information  without the express written consent of the affected party until such time as such  information has come into the public domain.

            11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

            11.4. This Agreement may be executed  simultaneously  in two or more counterparts,  each of which taken  together  shall  constitute one and the same instrument.

            11.5.  If any  provision  of this  Agreement  shall  be held or made invalid by a court decision,  statute,  rule or otherwise,  the remainder of the
Agreement shall not be affected thereby.

            11.6.  Each party hereto shall  cooperate  with each other party and all appropriate  governmental authorities (including without limitation the SEC, the NASD,  and state  insurance  regulators)  and shall permit such  authorities reasonable  access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions  contemplated  hereby.
Notwithstanding  the  generality  of the  foregoing,  each party hereto  further agrees to furnish the Kansas  Insurance  Commissioner  with any  information  or reports in connection  with services  provided under this  Agreement  which such
Commissioner  may request in order to ascertain  whether the variable  insurance operations of the Company are being  conducted in a manner  consistent  with the
Kansas   insurance  laws  and  regulations  and  any  other  applicable  law  or regulations.

            11.7.  The  rights,  remedies  and  obligations  contained  in  this
Agreement are  cumulative  and are in addition to any and all rights,  remedies, and obligations,  at law or in equity,  which the parties hereto are entitled to under state and federal laws.

            11.8 This Agreement or any of the rights and  obligations  hereunder may not be  assigned  by any party  without  the prior  written  consent  of all parties hereto.

            IN WITNESS  WHEREOF,  each of the  parties  hereto  has caused  this
Agreement  to be executed  in its name and on its behalf by its duly  authorized representative.

Security Benefit Life Insurance Company    By its authorized officer
                                                  KALMAN BAKK
                                                  ------------------------
                                           By:    Kalman Bakk
                                           Title: Senior Vice President

Calamos Investment Trust                   By its authorized officer
                                                  PATRICK H. DUDASIK
                                                  ------------------------
                                           By:    Patrick H. Dudasik
                                           Title: Vice President

Calamos Asset Management, Inc.             By its authorized officer
                                                  STEVE R. NORVID
                                                  ------------------------
                                           By:    Steve R. Norvid
                                           Title: Vice President

                                                                    July 1, 2001

                                   SCHEDULE A

      ACCOUNT(S)            CONTRACT(S)           DESIGNATED PORTFOLIO(S)

SBL VARIABLE ANNUITY          V6029            CALAMOS CONVERTIBLE GROWTH
ACCOUNT XIV                                            & INCOME A

                                               CALAMOS GROWTH A